UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2015
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4521 Highwoods Parkway
Glen Allen, Virginia 23060-6148
(804) 747-0136
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11, 2015, the Compensation Committee of Markel Corporation (the “Company”) approved a salary increase for Anne G. Waleski, Executive Vice President and Chief Financial Officer, from $500,000 to $550,000 annually, effective May 11, 2015. The Committee increased Ms. Waleski’s salary in recognition of her contribution to the performance of the Company and to a level commensurate with her experience and responsibilities.
On May 11, 2015, the Board of Directors of the Company also approved the recommendation of the Compensation Committee to increase the compensation of the Company’s non-employee directors. Beginning May 11, 2015, the annual cash retainer paid to each non-employee director increased to $75,000 from $60,000. In addition, each non-employee director receives an annual grant of approximately $100,000 in restricted stock, the value of which remains unchanged.
At the Annual Meeting of Shareholders of Markel Corporation held on May 11, 2015, the shareholders of the Company approved the amended and restated Executive Bonus Plan so that future payments under the plan may qualify for the performance-based exception to the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended. The aggregate maximum cash amount payable under the plan to any employee in any year cannot exceed the lesser of 250% of base salary or $3,500,000. The Company cannot currently determine the benefits, if any, to be paid under the plan in the future to the officers of the Company, including the Company’s named executive officers. Additional information regarding the plan is found in the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders, dated March 20, 2015 and filed with the Securities and Exchange Commission on March 20, 2015, under the headings “Approval of Markel Corporation Executive Bonus Plan” and “Incentive Compensation - Executive Bonus Plan” and is incorporated herein by reference. The summary of the Markel Corporation Executive Bonus Plan is qualified by reference to the full text of the plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of the Company was held on May 11, 2015. At the annual meeting, shareholders (i) elected directors to serve until the 2016 Annual Meeting of Shareholders, (ii) approved the Markel Corporation Executive Bonus Plan and (iii) ratified the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2015.
Directors were elected by a majority of the votes cast. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. Approval of the Markel Corporation Executive Bonus Plan also required the approval of a majority of the votes cast. The ratification of appointment of the Company's independent registered public accounting firm required more votes in favor than votes against. Broker discretionary voting was permitted only for the ratification of the selection of the Company’s independent public registered accounting firm. Broker non-votes or abstentions were not counted as a vote in favor or against any of the items presented.
The results of the meeting were as follows:

Election of Directors

Directors	For	Against	Abstain	Broker Non-Votes

J. Alfred Broaddus, Jr.	10,178,298	186,421	5,301	2,037,413
K. Bruce Connell	10,260,680	103,227	6,113	2,037,413
Douglas C. Eby	10,146,942	216,070	7,008	2,037,413
Stewart M. Kasen	10,029,505	335,205	5,310	2,037,413
Alan I. Kirshner	10,012,094	352,430	5,496	2,037,413
Lemuel E. Lewis	10,255,404	109,379	5,237	2,037,413
Anthony F. Markel	9,998,479	366,361	5,180	2,037,413
Steven A. Markel	9,998,572	366,211	5,237	2,037,413
Darrell D. Martin	9,996,160	368,540	5,320	2,037,413
Michael O’Reilly	10,231,530	132,516	5,974	2,037,413
Michael J. Schewel	9,756,302	607,845	5,873	2,037,413
Jay M. Weinberg	10,199,822	165,001	5,197	2,037,413
Debora J. Wilson	10,260,673	104,826	4,521	2,037,413
Approval of the Markel Corporation Executive Bonus Plan

For	Against	Abstain	Broker Non-Votes
10,249,347	78,414	42,259	2,037,413
Ratification of Selection of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Votes
12,349,223	52,481	5,729	Not applicable

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1    Markel Corporation Executive Bonus Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: May 14, 2015	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit	Description
10.1	Markel Corporation Executive Bonus Plan

5